EXHIBIT 99

News Release For Immediate Release	For More Information: INVESTORS Gregg Waldon, Stellent, Inc. (952)903-2003 gregg.waldon@stellent.com

Jim Fanucchi Summit IR Group Inc. (408)404-5400 jim@summitirgroup.com

MEDIA Amanda Kohls Haberman & Associates, Inc. (612)338-3900 amanda@habermaninc.com

STELLENT REPORTS RECORD THIRD QUARTER REVENUES OF $27.7 MILLION

Company generates third quarter year-over-year revenue growth of 44% and continues GAAP profitability

EDEN PRAIRIE, MN, Jan. 20, 2005 — Stellent, Inc. (Nasdaq: STEL), a global provider of content management solutions, announced today its financial results for the third quarter of fiscal 2005 ended Dec. 31, 2004.

Third quarter fiscal 2005 revenues were $27.7 million, an increase of 44% from the $19.2 million reported for the same period last year. The third quarter of fiscal 2005 is the second full quarter of operating results that reflects Stellent’s acquisition of Optika Inc. on May 28, 2004. Revenues for the nine-month period ended Dec. 31, 2004 were $78.3 million, a 42% increase over revenues of $55.1 million for the comparable period of fiscal 2004.

On a Generally Accepted Accounting Principles (GAAP) basis, net income for the quarter ended Dec. 31, 2004 was $0.2 million, or $0.01 per share on a basic and diluted share basis, compared with a net loss of $1.9 million, or $(0.09) per share on a basic and diluted share basis, for the quarter ended Dec. 31, 2003. The GAAP net loss for the nine months ended Dec. 31, 2004 was $2.9 million, or $(0.11) per share on a basic and diluted share basis, compared with a net loss of $10.1 million, or $(0.46) per share on a basic and diluted share basis, for the same period of fiscal 2004.

Pro forma net income was $1.0 million, or $0.04 per share on a basic and diluted share basis, for the quarter ended Dec. 31, 2004, compared with a pro forma net loss of $1.8 million, or $(0.08) per share on a basic and diluted share basis, for the quarter ended Dec. 31, 2003. Pro forma net income for the nine months ended Dec. 31, 2004 was $2.7 million, or $0.10 per share on a diluted share basis, compared with a pro forma net loss of $6.6 million, or $(0.30) per share on a basic and diluted share basis, for the same period of fiscal 2004.

Stellent believes the pro forma results better reflect its operating performance as they exclude the effects of non-cash or non-recurring charges primarily related to expenses such as amortization of certain intangible assets and unearned compensation, restructuring and acquisition-related sales, marketing and other costs.

“Our company performed strongly on all fronts during the third quarter, resulting in balanced revenue contributions from our products, channels and geographies,” said Robert Olson, president and chief executive officer for Stellent. “This performance enabled us to exceed our guidance for revenue and earnings per share (EPS). We also increased our cash and marketable securities position by more than $5.0 million from the previous quarter.

“Our core Stellent® Universal Content Management business grew substantially in the third quarter, representing approximately 84 percent of revenues. We secured 55 new accounts during the quarter, including Stellent Universal Content Management customers The Coca-Cola Co., Argosy Gaming Co., Cascade Corp., Solicitor General of Canada, Mitsubishi Electric Information Technology, Vodafone Limited, Malt-O-Meal Co. and Aetna Specialty Rx.

“In addition, a number of existing customers further expanded their Stellent implementations, including Costco, Agilent Technologies, HBO, Ameren Corp., Argonne National Laboratory, Blue Cross Blue Shield of Florida, Caremark, City of Minneapolis, CB Richard Ellis, Moody’s Investors Services, State of Minnesota, Wells Fargo Bank, Bayer, City of Seattle Department of Planning and Development, and Verizon Wireless. Our Content Components Division also had a solid quarter, signing or renewing contracts with companies such Anite Public Sector, KPMG and X1 Technologies.

“During the third quarter, Stellent received noteworthy recognitions from the industry analyst community. Specifically, Gartner, Inc. positioned Stellent in the ‘Leader’ quadrant of its 2004 Magic Quadrant for the Enterprise Content Management (ECM) market.1 According to the report, leaders have the highest combined measures of ‘ability to execute’ and ‘completeness of vision.’ Gartner also awarded Stellent a ‘Positive’ rating in its recent ‘MarketScope: Compliance Management Software, 2H04’2* report. Stellent is the only pure-play content management vendor to garner both of these distinctions.

“Later this month, we will kick off Crescendo 2005, our second annual global user conference. We expect nearly 700 attendees at the event, which will provide an invaluable opportunity for customers to learn more about further applying Stellent technology across their organizations to resolve critical information management challenges. During the conference, we will introduce version 7.5 of Stellent Universal Content Management, a substantial new release designed to further bolster our primary value proposition of generating rapid customer success through fast implementations and quick, broad user adoption.

“In summary, we are pleased with the third quarter performance across all facets of our company. The high growth generated within our Universal Content Management product line demonstrates productivity is continuing to increase within our direct sales force, and our reseller base continues to produce strong results with the solutions we obtained through the Optika acquisition. We look forward to building upon this quarter’s successes and finishing fiscal 2005 with considerable business momentum.”

Other Recent Highlights

Customers

•	4,355 customers — comprised of 3,298 corporate content management customers; 462 OEM customers; and 595 corporate customers for desktop viewing and conversion technology — have selected Stellent solutions to power their content-centric business applications.

•	Stellent announced Land O’Lakes, a national farmer-owned food and agricultural cooperative with annual sales of more than $6 billion, is using Stellent Universal Content Management across its enterprise to tackle a variety of content management challenges — allowing Land O’Lakes to increase employee productivity and access to knowledge, improve business processes, and reduce costs.

•	InfoWorld named Land O’Lakes’ Stellent implementation one of the 100 most innovative corporate information technology (IT) solutions of 2004.

•	Emerson Process Management, a leading global supplier of products, services and solutions that measure, analyze, control, automate and improve process-related operations, received a “Process Innovation Award” from Kinetic Information LLC for its enterprise-wide Stellent Universal Content Management implementation.

Corporate News

•	Stellent announced it was positioned in the “Leader” quadrant in Gartner, Inc.’s 2004 Magic Quadrant for the Enterprise Content Management market.[1] Gartner is the leading provider of research and analysis on the global information technology industry.

•	Deloitte ranked Stellent as one of the 500 fastest growing technology companies in North America.

•	Stellent was selected as one of the top 100 companies in digital content by EContent magazine for the fourth consecutive year.

•	Stellent announced that Crescendo™ 2005, its second annual global user conference, will be held Jan. 31 – Feb. 3, 2005 at the Sheraton San Diego Hotel & Marina in San Diego, Calif.

Products

•	Stellent received a “Positive” rating in Gartner, Inc.’s Dec. 10, 2004 report titled “MarketScope: Compliance Management Software, 2H04.”[2]*

•	Stellent won a 2004 Tekne Award for exemplifying the entrepreneurial spirit and demonstrating the promise for continued growth through technology development or application. The Tekne Awards annually honor Minnesota’s best and brightest technology innovators, and are sponsored by the Minnesota High Tech Association (MHTA) and Minnesota Technology Inc. (MTI), in partnership with Medical Alley, MNBIO and Minnesota’s Project Innovation. Stellent was recognized in the “Information Technology (IT)-Software, Communications and Infrastructure” category for its Stellent Universal Content Management solution.

•	Stellent released a compliance white paper authored by META Group, a leading information technology research and consulting firm, titled “How Information Technology and Business Organizations Meet Global Compliance Mandates.” The white paper discusses ways in which an IT strategy comprised of a global view of content and information management can help organizations cope with the growing challenges associated with compliance; gain positive, enterprise-wide benefits in terms of efficiency and expense management; and reduce the risk of non-compliance. In addition, the paper outlines how content management solutions can help companies meet global compliance mandates.

Partners

•	Stellent signed three new reseller partners: Amicus, Inc. of Austin, Texas; Greenbrier and Russel, Inc. of Schaumburg, Ill.; and Plateau Systems, LTD of Arlington, Va.

Conference Call

Stellent will host a conference call and Webcast for investors on Thursday, Jan. 20, 2005 at 4:00 p.m. CT. Callers in the United States can dial 1-877-282-0523, and international callers can dial 1-303-542-7976 (conference ID is “Stellent, Inc.”). Access to the live Webcast will be available via the investor relations area of Stellent’s Web site (www.stellent.com) on the day of the event. Investors unable to participate in the live conference call and Webcast may access a replay of the event via the investor relations area of Stellent’s Web site.

About Stellent, Inc.

Stellent, Inc. (www.stellent.com) is a global provider of content management software solutions that drive rapid success for customers by enabling fast implementations and generating quick, broad user adoption. With Stellent, customers can easily deploy multiple line-of-business applications — such as Web sites, call centers, dealer extranets, compliance initiatives, accounts payable imaging and claims processing — and also scale the technology to support enterprise-wide content management needs.

More than 4,300 customers worldwide — including Procter & Gamble, Merrill Lynch, Los Angeles County, The Home Depot, British Red Cross, ING, GlaxoSmithKline, Georgia Pacific, Bayer Corp., Coca-Cola FEMSA, Emerson Process Management and Genzyme Corp. — have selected Stellent solutions to power their content-centric business applications. Stellent is headquartered in Eden Prairie, Minn. and maintains offices throughout the United States, Europe, Asia-Pacific and Latin America.

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Any forward-looking statements in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that all forward-looking statements involve risk and uncertainties including, without limitation, risks of intellectual property litigation, risks in technology development and commercialization, risks in product development and market acceptance of and demand for the Company’s products, risks of downturns in economic conditions generally and in the Web content management tools and intranet information management markets specifically, risks associated with competition and competitive pricing pressures, risks associated with foreign sales and higher customer concentration and other risks detailed in the Company’s filings with the Securities and Exchange Commission.

Stellent and the Stellent logo are registered trademarks or trademarks of Stellent, Inc. in the USA and other countries. Outside In and Quick View Plus are registered trademarks of Stellent Chicago, Inc. in the USA and other countries. All other trade names are the property of their respective owner.

1“Magic Quadrant for Enterprise Content Management, 2004,” K. Shegda, et al, Oct. 19, 2004. The Magic Quadrant is copyrighted 2004 by Gartner, Inc. and is reused with permission. The Magic Quadrant is a graphical representation of a marketplace at and for a specific time period. It depicts Gartner’s analysis of how certain vendors measure against criteria for that marketplace, as defined by Gartner. Gartner does not endorse any vendor, product or service depicted in the Magic Quadrant, and does not advise technology users to select only those vendors placed in the “Leaders” quadrant. The Magic Quadrant is intended solely as a research tool, and is not meant to be a specific guide to action. Gartner disclaims all warranties, express or implied, with respect to this research, including any warranties of merchantability or fitness for a particular purpose.

2“MarketScope: Compliance Management Software, 2H04” L. Leskela, et al, Dec. 10, 2004.
* MarketScope Disclaimer
The MarketScope is copyrighted Dec. 10, 2004 by Gartner, Inc. and is reused with permission. The MarketScope is an evaluation of a marketplace at and for a specific time period. It depicts Gartner’s analysis of how certain vendors measure against criteria for that marketplace, as defined by Gartner. Gartner does not endorse any vendor, product or service depicted in the MarketScope, and does not advise technology users to select only those vendors with the highest rating. Gartner disclaims all warranties, express or implied, with respect to this research, including any warranties of merchantability or fitness for a particular purpose.

STELLENT, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2004	2003	2004	2003
Revenues:
Product licenses	$13,658	$10,179	$40,112	$30,239
Services	14,009	9,043	38,171	24,891

Total revenues	27,667	19,222	78,283	55,130

Cost of revenues:
Product licenses	1,207	1,176	3,567	3,392
Amortization of capitalized software from acquisitions	643	369	1,749	1,205
Services	6,632	4,424	18,539	12,405

Total cost of revenues	8,482	5,969	23,855	17,002

Gross profit	19,185	13,253	54,428	38,128

Operating expenses:
Sales and marketing	10,742	10,383	31,462	29,905
General and administrative	3,583	1,988	9,164	6,929
Research and development	4,617	3,320	13,282	9,843
Acquisition-related sales, marketing and other costs	—	—	886	—
Amortization of acquired intangible assets and unearned compensation	175	118	529	1,888
Restructuring charges	—	—	2,461	812

Total operating expenses	19,117	15,809	57,784	49,377

Income (loss) from operations	68	(2,556)	(3,356)	(11,249)
Other:
Interest income, net	125	237	468	778
Investment gain on sale	—	388	—	388

Total other income	125	625	468	1,166

Net income (loss)	$193	$(1,931)	$(2,888)	$(10,083)

Net income (loss) per common share
Basic	$0.01	$(0.09)	$(0.11)	$(0.46)
Diluted	$0.01	$(0.09)	$(0.11)	$(0.46)
Weighted average common shares outstanding
Basic	26,963	22,101	25,875	21,949
Diluted	28,284	22,101	25,875	21,949

STELLENT, INC.
PRO FORMA SUPPLEMENTAL INFORMATION
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
Supplemental information:	2004	2003	2004	2003
Net income (loss)	$193	$(1,931)	$(2,888)	$(10,083)
Add back charges:
Amortization of acquired intangible assets and unearned compensation	175	118	529	1,888
Amortization of capitalized software from acquisitions.	643	369	1,749	1,205
Acquisition-related sales, marketing and other costs	—	—	886	—
Restructuring charges	—	—	2,461	812
Investment gain on sale	—	(388)	—	(388)

Total add back charges	818	99	5,625	3,517

Pro forma net income (loss) before pro forma income taxes	1,011	(1,832)	2,737	(6,566)
Pro forma income taxes	—	—	—	—

Pro forma net income (loss)	$1,011	$(1,832)	$2,737	$(6,566)

Pro forma income (loss) per share
Basic	$0.04	$(0.08)	$0.11	$(0.30)
Diluted	$0.04	$(0.08)	$0.10	$(0.30)
Weighted average common shares outstanding
Basic	26,963	22,101	25,875	21,949
Diluted	28,284	22,101	27,002	21,949

This supplemental pro forma financial information is presented for informational purposes only and is not a substitute for the historical financial information presented in accordance with accounting principles generally accepted in the United States.

Pro forma net income (loss) per share is computed using the weighted average number of shares of common stock outstanding. The Company has included the effect of options and warrants for common stock as calculated using the treasury stock method, when dilutive.

STELLENT, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	December 31,	March 31,
	2004	2004
ASSETS
Current assets:
Cash, cash equivalents and short-term marketable securities	$63,652	$66,531
Accounts receivable, net	28,465	19,165
Prepaid royalties	968	1,851
Prepaid expenses and notes	6,603	4,905

Total current assets	99,688	92,452
Long-term marketable securities	5,622	6,981
Property and equipment, net	4,946	4,471
Prepaid royalties, net of current	1,255	1,482
Goodwill	67,261	14,780
Other intangible assets, net	6,327	2,230
Investments and notes in other companies	1,136	1,136
Other	990	1,156

Total assets	$187,225	$124,688

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,581	$2,748
Deferred revenue	20,105	10,097
Commissions payable	1,541	1,301
Accrued expenses and other	8,453	5,786
Current installments of obligations under capital lease	319	—

Total current liabilities	32,999	19,932
Deferred revenue, net of current portion	—	51

Total liabilities	32,999	19,983
Shareholders’ equity
Common stock	271	223
Additional paid-in capital	241,579	189,221
Unearned compensation	(643)	—
Accumulated deficit	(88,303)	(85,415)
Accumulated other comprehensive income	1,322	676

Total shareholders’ equity	154,226	104,705

Total liabilities and shareholders’ equity	$187,225	$124,688